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                                                               EXHIBIT (a)(1)(k)
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TUESDAY SEPTEMBER 10, 2002                           BMC SOFTWARE CONFIDENTIAL -
                                                     FOR INTERNAL USE ONLY

   USA HUMAN RESOURCES [X]     HOME     HR Calendar     COMPENSATION & BENEFITS

                             POLICIES & PROCEDURES

     STOCK OPTION EXCHANGE

     For a limited time, BMC Software, Inc. is offering eligible employees the opportunity to exchange certain underwater stock options for new stock options. The following documents will provide you the necessary information to help you through this process should you decide to participate.

     STEP 1: REVIEW

          o  Email from Bob Beauchamp
          o  Email from Johnnie Horn
          o  Offer to Exchange
          o  Election to Exchange Form

     STEP 2: REVIEW TOOLS AND RESOURCES

          o  Modeling Tool
          o  Employee Program Description and Decision Guide

     STEP 3: RESPOND

          o If you elect to exchange your eligible options you must do so by Wednesday, October 9, 2002.
          o  Complete the Election to Exchange Form and send to Linda Caldwell

     OTHER REFERENCE MATERIAL

     2000 INCENTIVE PLAN

          o  Plan Document
          o  Plan Memorandum to Participants

     1994 INCENTIVE PLAN

          o  Plan Document
          o  Plan Memorandum to Participants

     CONTACTS

          o  Contact Barbara Fanning at 713-918-4141 for questions regarding your personal information pertaining to the Offer to Exchange
          o  Contact Linda Caldwell at 713-918-3359 if you have not received your email confirmation (please allow three business days from date of submission)


          Copyright (C) 2002 BMC Software, Inc.  |  All Rights Reserved